EXHIBIT 4.7.5
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
Fifth Joinder to the Registration Rights Agreement
     With respect to the Registration Rights Agreement, (the “Registration Rights Agreement”) dated as of November 5, 2009, among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with US Issuer I and US Issuer II, the “Issuers”), the Closing Date Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the signatories hereto (i) hereby agrees to become a party to the Registration Rights Agreement as a Guarantor with the same force and effect as if originally named a Closing Date Guarantor therein and (ii) without limiting the generality of the foregoing, assumes all of the rights and obligations of the Guarantors under the Registration Rights Agreement, in each case, as of the time of delivery of this Joinder on March 4, 2010, as though it had entered into the Registration Rights Agreement on November 5, 2009. The obligations assumed by the Guarantors under this Joinder shall be joint and several obligations. Capitalized terms used but not defined in this Joinder shall have the meanings given to such terms in the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement this 4th day of March 2010.

SIG COMBIBLOC GMBH (AUSTRIA)
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

By	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH & CO KG (AUSTRIA) represented by its general partner SIG COMBIBLOC GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

By	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Authorized Signatory

SIG AUSTRIA HOLDING GMBH
By	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

By	/s/ Philip West
	Name:	Philip West
	Title:	Authorized Signatory

Fifth Joinder to the Registration Rights Agreement